UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2025

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor
Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FHB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2025, First Hawaiian, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, the following matters were submitted to a vote of the stockholders:

1.	Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
Tertia M. Freas	115,796,067	216,388	57,360	2,694,161
Michael K. Fujimoto	113,386,046	2,624,956	58,813	2,694,161
Robert S. Harrison	112,742,287	3,274,970	52,558	2,694,161
Faye W. Kurren	113,426,163	2,589,773	53,879	2,694,161
James S. Moffatt	115,025,475	981,318	63,022	2,694,161
Mark M. Mugiishi	115,678,516	333,662	57,637	2,694,161
Kelly A. Thompson	115,637,535	370,083	62,197	2,694,161
Vanessa L. Washington	114,034,879	1,971,770	63,166	2,694,161
C. Scott Wo	114,068,545	1,936,529	64,741	2,694,161

2.	Advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
114,792,637	1,198,098	79,080	2,694,161

3.	Approval of the First Hawaiian, Inc. 2025 Omnibus Incentive Compensation Plan:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
110,705,962	5,293,324	70,529	2,694,161

4.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
118,218,441	487,119	58,416	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: April 23, 2025	By:	/s/Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board, President and Chief Executive Officer